UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

CONSOLIDATED FREIGHTWAYS CORPORATION

Commission File Number 1-12149

Incorporated in the State of Delaware

I.R.S. Employer Identification No. 77-0425334

16400 S.E. CF Way, Vancouver, WA 98683

Telephone Number (360) 448-4000

Item 9.    Regulation FD Disclosure

On February 24, 2003, the Company filed a motion with the United States Bankruptcy Court for the Central District of California seeking an order approving notice and hearing procedures in connection with the trading or transferring of the Company’s equity securities that shareholders must follow as a precondition to the effectiveness of such trades or transfers. This order is necessary to preserve certain of the Company’s income tax benefits. The hearing date for the motion is March 25, 2003 at 10:30 a.m. The hearing will be held in Courtroom 301 at 3420 Twelfth Street, Riverside, California, 92501.

The motion is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Freightways Corporation
(Registrant)

March 5, 2003	/s/ Stephen Sokol
Stephen Sokol
Executive Vice President of Finance and Chief Financial Officer